Exhibit 99.1

McEwen Copper: Los Azules – Initial Exploration and Solid Delineation Results

Exploration: 1,052 m of 0.29% Cu including 480 m of 0.42% Cu (AZ22174)

Delineation: 236 m of 1.39% Cu and 0.19 g/t Au including 42 m of 2.78% Cu (AZ23191)

“Strong team performance is accelerating our Los Azules program in 2023,” commented Michael Meding, Vice President and General Manager of McEwen Copper. “Exciting results in hole AZ22174 highlight the potential of exploration to create additional value for McEwen Copper, and continuity of mineralization in the infill program is de-risking our mineral resource.”

TORONTO, March 6, 2023 (GLOBE NEWSWIRE) -- McEwen Copper Inc., 52%-owned by McEwen Mining Inc. (NYSE: MUX) (TSX: MUX), today reports new copper values over extensive widths resulting from infill and step-out exploration drilling at its Los Azules Project. Los Azules is a large porphyry copper-gold-silver deposit with considerable growth potential, where its ultimate depth and lateral extent remain to be determined.

The Los Azules project, located in the San Juan province, Argentina, has many attributes comparable to world-class copper-gold deposits in South America. Table 1 provides a summary of the assay results for the two drill holes for copper (Cu), gold (Au) and silver (Ag).

Highlights

●	Exploration: 1,052 meters (m) of 0.29% Cu including 480.0 m grading 0.42% Cu (AZ22174), which is coincident with a prominent deep geophysical anomaly and showcases the potential to meaningfully expand Los Azules through exploration.

●	Delineation: 236 m of 1.39% Cu and 0.19 g/t Au, including 42 m of 2.78% Cu (AZ22191) demonstrates strong internal continuity of the high grade mineralization from the current infill program and further de-risks our geological model.

Drilling

Over 13,500 m of drilling were completed between January and May in 2022. Activity at Los Azules restarted in October, focused on completing a drill program covering over 25,000 m in 75 new holes, designed to:

●	Increase infill drilling to upgrade the Cu, Au and Ag resource classification to measured and indicated, leading to improved geological and economic estimates in a planned 2024 Feasibility Study (FS).

●	Provide metallurgical, hydrological and geotechnical data to facilitate mine design.

●	Demonstrate extensions of Los Azules to the North, South and at depth.

From October to the 3rd week of February, a further 16,900 m in 66 holes have been completed for the current program, making this the most extensive annual drill campaign in the history of the project. A more comprehensive update of results from the current campaign will be released soon.

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Table 1 –Los Azules Drilling Results for AZ22174 and AZ23191

Hole-ID	Section	Predominant Mineral Zone	From (m)	To (m)	Length (m)	Cu %	Au (g/t)	Ag (g/t)	Comment
AZ22174	63	Total	76.0	1128.0	1052.0	0.29	0.06	1.00	Incl. 480.0m of 0.42% Cu
		Enriched	76.0	224.0	148.0	0.15	0.01	0.65
		Primary	224.0	1128.0	904.0	0.31	0.06	1.05	Incl. 26.0m of 1.46% Cu
AZ23191	37	Enriched	70.0	306.0	236.0	1.39	0.19	2.58	Incl. 42.0m of 2.78% Cu
			306.0	336.9	30.9	-	-	-	Assays Pending

Link to location, lengths and geochemical results at Los Azules:

https://www.mcewenmining.com/files/doc_news/archive/2023/2023_03_LA/2023_03_LA_Assays_Composites_Collar_Locations.xls

Exploration Drilling

Figure 1 - AZ22174 Assay Results versus 2017 PEA 3D Pit Shell

Our initial exploration hole of the program, AZ22174, was drilled to a depth of 1,128 m with copper mineralization observed along its entire length including a 1,052 m intercept averaging 0.29% Cu. Mineralization along the drillhole is more prevalent below 500 m, where more than 66% of the overall contained copper (480 m grading 0.42% Cu) resides. The hole was planned based on the center of a geophysical anomaly sitting at about 800 m depth, near the termination of a historic hole. The results from hole AZ22174 reinforce our belief that the deposit continues to be open at depth and to the North and represents a sizeable opportunity. The sub-interval of 26 m grading 1.46% Cu includes early mineral porphyry and quartz veinlets that also typify the core of Los Azules.

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Delineation Drilling

Figure 2 - Section 37 - AZ23191 shown with mineral zones and 30-year PEA pit (looking north)

Delineation drilling continues at Los Azules with a focus on upgrading to Measured mineral resources the Enriched zone as shown on Section 37 in Figure 2. Hole AZ23191 lies 50 m north of Section 36 (See Figure 2 in the January 26th, 2023 press release) and graded 1.39% Cu over 236 m including 2.78% Cu over 42 m. There remain assays pending along the final 31 metres of the hole. The interpretation of the enriched mineralization was drafted prior to the results from AZ23191 being available, but overall, the shape still conforms well. What is most striking is the grade of the intercept versus nearby hole AZ22180 as shown by the histogram lengths and colours. This reflects the structurally controlled nature of mineralization, particularly in the core of the deposit where grades are highest.

Technical Information

The technical content of this press release has been reviewed and approved by Stephen McGibbon, P. Geo., McEwen Mining's Senior Consulting Geologist, and a qualified person as defined by NI 43-101.

All samples were collected in accordance with generally accepted industry standards. Drill core samples usually taken at 2 m intervals were split and submitted to the Alex Stewart International laboratory located in the Province of Mendoza, Argentina, for the following assays: gold determination using fire fusion assay and an atomic absorption spectroscopy finish (Au4-30); a 39 multi-element suite using ICP-OES analysis (ICP-AR 39); copper content determination using a sequential copper analysis (Cu-Sequential). An additional 19 element analysis (ICP-ORE) was performed for samples with high sulfide content.

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The company conducts a Quality Assurance/Quality Control program in accordance with NI 43-101 and industry best practices using a combination of standards and blanks on approximately one out of every 25 samples. Results are monitored as final certificates are received and any re-assay requests are sent back immediately. Pulp and preparation sample analyses are also performed as part of the QAQC process. Approximately 5% of the sample pulps are sent to a secondary laboratory for control purposes. In addition, the laboratory performs its own internal QAQC checks, with results made available on certificates for Company review.

Table 2 - Hole Locations and Lengths for AZ22174 and AZ23191

HOLE-ID	Azimuth	Dip	Length	Loc X	Loc Y	Loc Z
AZ22174	0	-90	1128	2382932	6560459	3644
AZ23191	250	-79	336.8	2383341	6559233	3637

Coordinates listed in Table 2 based on Gauss Kruger - POSGAR 94 Zone 2

Link to location, lengths and geochemical results of the different drill holes, for January to February 2023 at Los Azules:

https://www.mcewenmining.com/files/doc_news/archive/2023/2023_02_Los_Azules/2023_02_Los_Azules_Assays_Composites_CollarLocations.xls

ABOUT MCEWEN MINING

McEwen Mining is a gold and silver producer with operations in Nevada, Canada, Mexico and Argentina. In addition, it owns approximately 52% of McEwen Copper which owns the large, advanced stage Los Azules copper project in Argentina. The Company’s goal is to improve the productivity and life of its assets with the objective of increasing its share price and providing a yield. Its Chairman and Chief Owner has personally provided the company with $220 million and takes an annual salary of $1.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

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The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

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